SCHEDULE 14C INFORMATION
            Information Statement Pursuant to Section 14(c) of the
                       Securities Exchange Act of 1934


Check the appropriate box:
[ ]  Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[x]  Definitive Information Statement


                         NEW JERSEY MINING COMPANY
              (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):
[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14c-5(g).
[x]  Fee Computed on Table Below Per Exchange Act Rules 14c-5(g) and 0-11.

  1)  Title of Each Class of Securities to Which Transaction Applies:  None

  2)  Aggregate Number of Securities to Which Transaction Applies:  None

  3) Per Unit Price or Other Underlying Value of Transaction Computed Pursuant to Exchange Act Rule 0-11 (Set Forth the Amount on Which the
      Filing Fee Is Calculated and State How It Was Determined.):   -$0- The
      transaction is not of the type requiring a filing fee under Rule 0-11

  4)  Proposed Maximum Aggregate Value of Transaction:  $-0-

  5)  Total fee paid:  $-0-

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)    Amount Previously Paid: n/a

    (2)    Form, Schedule, or Registration Statement No: n/a

    (3)    Filing Party: n/a

    (4)    Date Filed: n/a

                        NEW JERSEY MINING COMPANY, INC.
                   Notice of Annual Meeting of Shareholders
                       To be Held on September 25, 2003


NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of New Jersey Mining Company (the "Company"), will be held at held at 10:00 a.m. (PDST), on September 25, 2003, at the Company offices, 89 Appleberg Road, Kellogg, Idaho, to consider and act upon the following matters:

    1. To elect five (5) members to the Board of Directors to serve for a one-year term or until a successor is elected and qualified;

    2. To amend the Articles of Incorporation to the increase the authorized no par value common stock of the Company from 20,000,000 shares to 50,000,000 shares.

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only Shareholders of record on the books of the Company at the close of business on July 31, 2003 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

August 29, 2003

By Order of the Board of Directors



Fred W. Brackebusch, President

                         NEW JERSEY MINING COMPANY
                           INFORMATION STATEMENT

                   For the Annual Meeting of Shareholders
                       To be Held September 25, 2003


This Information Statement is furnished in connection with matters to be voted on at the Annual Meeting of Shareholders of NEW JERSEY MINING COMPANY. (the "Company") to be held at 10:00 a.m. (PDST), on September 25, 2003, at the company offices, 89 Appleberg Road, Kellogg, Idaho, and at any and all adjournments thereof with respect to the matters referred to in the accompanying notice. This Information Statement is first being mailed to Shareholders on or about September 4, 2003.

Management of the Company is the record and beneficial owner of 9,006,608 shares (approximately 52.25%) of the outstanding common stock. It is management's intention to vote all of its shares in favor of each matter to be considered by the Shareholders, thereby assuring approval of each matter. Although approval of each matter to be considered by the Shareholders is assured, the Company is required by applicable law to submit each of the matters to be considered to the vote of all Shareholders. There are no dissenter's rights applicable with respect to any matter to be considered by the Shareholders.

The Company has determined July 31, 2003 as the record date with respect to the determination of Shareholders entitled to vote at the Annual Meeting of Shareholders.


              WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                             NOT TO SEND US A PROXY.

                  MATTERS TO BE CONSIDERED AND VOTED UPON AT
                      THE ANNUAL MEETING OF SHAREHOLDERS

Election of Directors

At the Annual Meeting, Shareholders will be asked to consider and to take action on the election of five (5) members to the Board of Directors to serve for one-year terms or until their respective successors are elected and qualified (see "Election of Directors").

Amendment to Articles of Incorporation

At the Annual Meeting, Shareholders will be asked to consider and to take action on an amendment to the Articles of Incorporation to increase the authorized no par value common stock of the Company from 20,000,000 shares to 50,000,000 shares.

Other Business

To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof. Management does not know of any other matters that are likely to be brought before the Annual Meeting of Shareholders. However, in the event any other matters properly come before the Annual Meeting of Shareholders, such matters will be acted upon accordingly.


                         ELECTION OF DIRECTORS

At the Annual Meeting, Shareholders will be asked to consider and to take action on the election of five persons to the Board of Directors. Each of the five persons named below is a nominee for election as a director for a term of one year or until his or her successor is elected and qualified. All nominees except M. Kathleen Sims are currently serving as directors of the Company. If any such nominee cannot be a candidate for election at the Annual Meeting, then it is management's intention to vote its shares voted either for a substitute nominee designated by the Board of Directors or for the election only of the remaining nominees.

[The balance of this page intentionally left blank.]

The following information as of July 31, 2003 is provided with respect to each director and nominee for election to the Board of Directors of the
Company:

Name                   Age    Affiliation with         Year First
                              Registration             Elected Director
-----------------------------------------------------------------------
Charles F. Asher        78    Director                 1997
Fred W. Brackebusch,    58    Director, President,     1996
P.E.                          Treasurer
Grant A. Brackebusch,   33    Director, Vice-President 1996
P.E.
Ronald Eggart, CPA      33    Director                 1997
M. Kathleen Sims        59    Nominee


Charles F. Asher, age 78, is President and a Director of Mascot Silver-Lead Mines Inc. He was formerly President of both Plainview Mining Co. and Silver Trend Mining Co. Mr. Asher has extensive experience as an underground mine operator in the Coeur d'Alene Mining District.

Fred W. Brackebusch, P.E., age 58, has been a director, President and Treasurer of New Jersey Mining Company since 1996. He has a B.S. and a M.S. in Geological Engineering both from the University of Idaho. He is a consulting mining engineer with extensive experience in mine development, mine backfill, mine management, permitting, process control and mine feasibility studies. He has over 30 years of experience in the Coeur d'Alene Mining District principally with Hecla Mining Co. He is the principal owner of Mine Systems Design, Inc. which is the largest shareholder of the New Jersey Mining Co. He is a Director for Mascot Silver-Lead Mines, Inc.

Grant A. Brackebusch, P.E. , age 33, has been Vice President of New Jersey Mining Co. since 1996. He holds a B.S. in Mining Engineering from the University of Idaho. He worked 3 years for Newmont Gold Co. in open pit mine planning and as a shift supervisor on the Carlin Trend. Since that time he has worked for Mine Systems Design, Inc. performing various engineering and geotechnical tasks. He also devotes a significant amount of time to managing the day-to-day affairs of New Jersey Mining Co.

Ronald Eggart, CPA, age 81, is a Director and Secretary for Mascot Silver-Lead Mines Inc. He is a retired CPA with a long history of experience with Coeur d'Alene Mining District mining ventures.

M. Kathleen Sims, age 59, is a successful businesswoman who is majority owner of a car dealership. She is a former State Senator in the Idaho Legislature. She is a former member of the State of Idaho Human Rights Commission and is active in the Idaho Republican Party. She has extensive experience in starting a business with all the necessary experience in financing, business plans, and management.

Family Relationships

Fred W. Brackebusch and Grant A. Brackebusch are father and son. Tina C. Brackebusch is the wife of Grant A. Brackebusch.

Board Meetings

The Board of Directors held one meeting during the year ended December 31, 2002. All directors were in attendance.

Board Committees

The Board of Directors does not have any standing committees. The entire board performs the functions of the Audit, Nominating and Compensation Committees.

Charles F. Asher, Fred W. Brackebusch, Grant A. Brackebusch and Ronald Eggart, comprising the entire Board of Directors, performs the functions of the Audit Committee, recommends a firm of independent certified public accountants to audit the annual financial statements, discusses with the auditors and approves in advance the scope of the audit, reviews with the independent auditors their independence, the financial statements and their audit report, reviews management's administration of the system of internal accounting controls, and reviews the Company's procedures relating to business ethics. The Company does not currently have a written audit committee charter. Messrs Asher and Eggart are deemed to be independent directors is that term is defined in Rule 4200(a)(14) of the NASD's listing standards.

Audit Fees

The aggregate fees billed for professional services rendered by the Company's principal accountant for the audit of the Company's annual financial statements for the fiscal years ended December 31, 2002 and 2001 and the review for the financial statements included in the Company's Forms 10Q during those fiscal years were $2,080 and $2,015 respectively.

Audit Related Fees

The Company incurred no fees during the last two fiscal years for assurance and related services by the Company's principal accountant that were reasonably related to the performance of the audit or review of the Company's financial statements.

Tax Fees

The Company incurred no fees during the last two fiscal years for professional services rendered by the Company's principal accountant for tax compliance, tax advice and tax planning.

All Other Fees

The Company incurred other no fees during the last two fiscal years for products and services rendered by the Company's principal accountant.

Audit Committee Pre-approval Policies and Procedures

The Company has adopted no pre-approval policies and procedures for the Audit Committee.

Legal Proceedings

No person listed above has been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors). As of the date hereof, it is the opinion of management that there is no material proceeding to which any director, officer or affiliate of the registrant, any owner of record or beneficially of more than five percent of any class of voting securities of the registrant, or any associate of any such director, officer, affiliate of the registrant, or security holder is a party adverse to the registrant or any of its subsidiaries or has a material interest adverse to the registrant or any of its subsidiaries.

Board Recommendation

The Board of Directors recommends a vote FOR each nominee to the Board of Directors.


               AMENDMENT TO THE ARTICLES OF INCORPORATION

The Company proposes to amend Article VI of its Articles of Incorporation to increase the amount of Common Stock the Company is authorized to issue to 50,000,000 shares with no par value. Currently, the Company is authorized to issue 20,000,000 shares of Common Stock with no par value and 1,000,000 shares of Preferred Stock with no par value. No change to the authorized Preferred Stock is proposed.

The text of the Article VI shall be amended as follows:

The aggregate number of shares which this corporation shall have authority to issue is 51,000,000 shares, of which 50,000,000 shares shall be Common Stock having no par value per share and 1,000,000 shares shall be Preferred Stock having no par value per share. Cumulative voting rights shall not exist with respect to any shares of stock of securities converted into shares of stock of the Corporation.

Discussion

The Company is currently authorized to issue 20,000,000 shares of its no par value Common Stock, of which 17,262,690 shares were issued and outstanding and held of record by approximately 235 shareholders as of July 31, 2003. If approved, the amendment to the Articles of Incorporation will increase the number of authorized shares of common stock to 50,000,000 shares of no par value common stock.

Management believes that the increased number of authorized shares of common stock will provide the Company with an adequate supply of authorized but unissued shares of Common Stock for general corporate needs including obtaining additional financing, possible stock dividends, employee incentive and benefit plans or consummation of acquisitions at times when the Board, in its discretion, deems it advantageous to do so. At present, the Company has no commitment for the issuance of additional shares.

All shares of Common Stock are equal to each other with respect to voting, liquidation, dividend and other rights. Owners of shares of Common Stock are entitled to one vote for each share they own at any Shareholders' meeting. Holders of shares of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor, and upon liquidation are entitled to participate pro rata in a distribution of assets available for such a distribution to Shareholders. There are no conversion, preemptive or other subscription rights or privileges with respect to any shares. Although the Board of Directors would authorize the issuance of additional shares of Common Stock based on its judgment as to the best interests of the Company and its Shareholders, the issuance of authorized shares of Common Stock could have the effect of diluting the voting power and book value per share of the outstanding Common Stock.

Authorized shares of Common Stock in excess of those shares outstanding will be available for general corporate purposes, may be privately placed and could be used to make a change in control of the Company more difficult. Under certain circumstances, the Board of Directors could create impediments to, or frustrate, persons seeking to effect a takeover or transfer in control of the Company by causing such shares to be issued to a holder or holders who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company and its stockholders, but in which unaffiliated stockholders may wish to participate.
 In this connection, the Board of Directors could issue authorized shares of Common Stock to a holder or holders which, when voted together with the shares held by members of the Board of Directors and the executive officers and their families, could prevent the majority stockholder vote required by the Company's Articles of Incorporation to effect certain matters. Furthermore, the existence of such shares might have the effect of discouraging any attempt by a person, through the acquisition of a substantial number of shares of Common Stock, to acquire control of the Company, since the issuance of such shares should dilute the Company's book value per share and the Common Stock ownership of such person. This may be beneficial to management in a hostile tender offer, thus having an adverse impact on stockholders who may want to participate in such tender offer.

The additional authorized shares of Common Stock would, when issued, have the same rights as the issued and outstanding existing shares of Common Stock. Shareholders of the Company currently have neither preemptive rights nor cumulative voting rights for directors, nor will they as a result of the amendment.

If the amendment is approved, the additional, authorized Common Stock would be available for issuance in the future for such corporate purposes as the Board of Directors deems advisable from time to time without the delay and expense incident to obtaining shareholder approval, unless such action is required by applicable law or by the rules of the National Association of Securities Dealers, Inc., or of any stock exchange upon which the Company's shares may then be listed. It should be noted that subject to the limitations discussed above, all of the types of Board action with respect to the issuance of additional shares of Common Stock that are described in the preceding paragraphs can currently be taken and that the power of the Board of Directors to take such actions would not be enhanced by amendment to the Articles of Incorporation, although the amendment would increase the number of shares of Common Stock that are available for the taking of such action.

The Board of Directors has no present agreement, commitment, plan or intent to issue any of the additional shares provided for in the amendment.

Board Recommendation

The proposal to amend the Company's Articles of Incorporation will require the affirmative vote of the holders of at least a majority of the shares entitled to vote thereon. The Board of Directors recommends a vote FOR amendment to the Articles of Incorporation.


              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company exchanged 255,0000 shares of its Common Stock for all the outstanding shares of Roughwater Mining Company, an Idaho corporation, on September 20, 2001. Roughwater's sole asset was its nine unpatented mineral claims in the Clark Fork Mining District of northern Idaho. Mine Systems Design, Inc., owned 50% of Roughwater Mining Co. and received 125,000 shares of New Jersey Common Stock for its interest. Mine Systems Design, Inc. is the majority shareholder of the Company. The co-owners of Mine Systems Design, Inc. are Fred and Grant Brackebusch.

On September 12, 2001, the Company entered into a mineral lease agreement with Mine Systems Design, Inc. for property near the New Jersey mine in exchange for 1,000,000 shares of the Company's Common Stock. The lease covers 68 acres. Mine Systems Design, Inc. is the majority shareholder of the Company. The co-owners of Mine Systems Design, Inc. are Fred and Grant Brackebusch.

             REMUNERATION AND OTHER COMPENSATION OF MANAGEMENT

No executive officer has received any compensation for serving in such capacity during each of the last three fiscal years. Each director is receives 3,000 shares of the Company's restricted stock annually for serving as a director of the Company. The Company had no qualified or nonqualified stock option plans as of the date of this Proxy Statement.

                   VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Company has one classes of voting securities entitled to vote at the Annual Meeting. At the record date for the Annual Meeting there were 17,262,690 shares of Common Stock outstanding held by 235 shareholders of record. Each share of Common Stock is entitled to one vote on each matter to be considered. The presence in person of the holders of a majority of the outstanding voting shares is necessary to constitute a quorum at the Annual Meeting.

The proposal to Amend the Company's Articles of Incorporation will require the affirmative vote of the holders of at least a majority of the shares entitled to vote thereon. Abstentions and broker nonvotes will have the effect of a vote against the proposal with respect changing the Company's state of domicile.

Directors are elected by a plurality of the votes cast by the holders of the Common Stock meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes cast are elected as Directors up to the maximum number of Directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstentions, broker nonvotes or otherwise) have no impact in the election of Directors, except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes. The election of Directors will be accomplished by determining the six nominees receiving the highest total votes.

The Company has determined July 31, 2003, as the record date with respect to the determination of Shareholders entitled to vote at the Annual Meeting of Shareholders.

[The balance of this page intentionally left blank.]

                            SECURITY OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(a)  Security Ownership of Certain Beneficial Owners
    Security Ownership of Certain Beneficial Owners
    -----------------------------------------------
                                                         Amount and
                                                         Nature of
      Title	                                            Beneficial  Percent
      of Class         Name of Beneficial Owner          Ownership   of Class
      ------------     ------------------------          ----------  --------
      Common Stock     Terry and Marguerite Tyson        920,000     5.33%

    No other party, excluding management, beneficially owned more than 5% of any class of the Company's voting shares on July 31, 2003.

(b)  Security Ownership of Management

	    The following table sets forth as of July 31, 2002 information concerning the direct ownership of the Common Stock by all directors and all directors and officers of the Company as a group:

      Name and Address       Amount and Nature
      of Beneficial          of Beneficial
      Owner                  Owner                 Percent of Class
      ----------------       -----------------     ----------------
      Fred W.                7,891,072             45.9%
      Brackebusch            indirect (a)
      President &            25,000 direct
      Director
      P.O. Box 1019
      Kellogg, ID 83837

      Grant A.               915,928               5.6%
      Brackebusch            indirect (b)
      Vice President &       44,276 direct
      Director
      P.O. Box 131
      Silverton, ID
      83837

      Charles F. Asher       61,000               0.35%
      Director
      15 Alvarado
      Rancho Viejo, TX
      78575

      Tina C.                15,000               0.09%
      Brackebusch
      Secretary
      P.O. Box 131
      Silverton, ID
      83837

      Ronald Eggart          54,332               0.31%
      Director
      HC-01 Box 187
      Kellogg, ID 83837

      All directors and   9,006,608              52.25%
      officers as a
      group

(a) Fred Brackebusch owns 89.6% of Mine Systems Design, Inc. (MSD) which is a Subchapter S corporation that owns 8,807,000 common shares of new Jersey Mining Co. Neither MSD nor Fred Brackebusch has the right to acquire any securities pursuant to options, warrants, conversion privileges or other rights.

(b) Grant Brackebusch owns 10.4% of Mine Systems Design, Inc. (MSD) which is a Subchapter S corporation that owns 8,807,000 common shares of New Jersey Mining Co. Neither MSD nor Grant Brackebusch has the right to acquire any securities pursuant to options, warrants, conversion privileges or other rights.


                         FINANCIAL AND OTHER INFORMATION

This information is incorporated by reference to the consolidated balance sheets and the related consolidated statements of operations, stockholders' equity and cash flows appearing in the Company's Form 10K for the fiscal year ended December 31, 2002.


                             SHAREHOLDER PROPOSALS

Proposals by Shareholders intended to be presented at the next Annual Meeting of Shareholders must be received by the Secretary of the Company on or before May 28, 2004, in order to be included in the information statement for that meeting. Proposals should be directed to Ms. Tina Brackebusch, Secretary.

A copy of the Company's annual report for the period ended December 31, 2002 (Form 10-K) as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto, may be obtained by Shareholders on EDGAR at the Securities and Exchange Commission's website at www.sec.gov, or without charge by writing to the Secretary of the Company at P.O. Box 1019, Kellogg, Idaho 83837.

New Jersey Mining Company
By Order of the Board of Directors


_____________________________
Fred W. Brackebusch, President
August 29, 2003.


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